– Healthcare Realty Trust Incorporated (NYSE: HR) (“Healthcare Realty” or the “Company”) today announced that independent proxy advisory firm Glass Lewis & Co. (“Glass Lewis”) recommends that Healthcare Realty shareholders vote “FOR” the previously announced transaction with Healthcare Trust of America, Inc. (“HTA”). This recommendation joins ISS’ support as well as the Board’s unanimous recommendation that shareholders vote “FOR” the transaction. In its July 5, 2022 report, Glass Lewis noted: • “Having reviewed the economic terms of the transaction, we believe the cash-and-stock merger consideration ultimately represents a reasonable price for HR to pay in the transaction, in light of the anticipated benefits and the opportunity to enhance shareholder value. Based on these factors, along with the unanimous support of the board, we believe the proposed merger is in the best interests of HR shareholders.” • “Given the combined company's increased scale, financial and operational flexibility, as well as opportunities to realize both internal and external growth opportunities over time, as compared to HR on a standalone basis, we're inclined to believe the merger remains the best path forward for HR and its shareholders in the current environment.” • “We find the proposed merger is strategically compelling for HR shareholders and justified from a financial point of view, structured in a reasonable manner that imparts an equitable ownership split in the combined company.” The Healthcare Realty Board of Directors urges shareholders to vote “FOR” Healthcare Realty’s combination with HTA at its upcoming special meeting of Healthcare Realty shareholders on July 15, 2022 and reminds shareholders that every vote is important.

Citigroup Global Markets Inc. is serving as lead financial advisor, Scotiabank is serving as financial advisor, and Hunton Andrews Kurth LLP is acting as legal advisor to Healthcare Realty. J.P. Morgan Securities LLC is acting as exclusive financial advisor and McDermott Will & Emery LLP is acting as legal advisor to Healthcare Trust of America. If you have any questions, need assistance in completing the proxy card, or need additional copies of the proxy materials, please call the firm assisting Healthcare Realty with the solicitation of proxies: INNISFREE M&A INCORPORATED TOLL-FREE at (800) 422-8620 Healthcare Realty Trust Incorporated (NYSE: HR) is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. As of March 31, 2022, the Company was invested in 263 real estate properties in 23 states totaling 17.9 million square feet and had an enterprise value of approximately $6.1 billion, defined as equity market capitalization plus the principal amount of debt less cash. The Company provided leasing and property management services to 14.8 million square feet nationwide. This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include: this statement for purposes of complying with the safe harbor provisions. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward- looking statements regarding the Company and HTA, include, but are not limited to, statements related to the proposed transaction, and the anticipated timing, benefits and financial and operational impact thereof; the expected financing for the transaction; future dividends; other statements of management’s beliefs, intentions or goals; and other statements that are not historical facts. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: the Company’s and HTA’s ability to complete the proposed transaction on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary shareholder approvals and satisfaction of other closing conditions to consummate the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction; risks related to diverting the attention of HTA and Company management from ongoing business operations; failure to realize the expected benefits of the proposed transaction; significant transaction costs and/or unknown or inestimable liabilities; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; the risk that the Company’s and HTA’s respective businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the ability to obtain the expected financing to consummate the proposed transaction; risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the proposed transaction; effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the proposed transaction on the market price of the Company’s or HTA’s common stock; the possibility that, if the Company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; general adverse economic and local real estate conditions; the inability of significant tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; increases in interest rates; increases in operating expenses and real estate taxes; changes in the dividend policy for the Company’s common stock or its ability to pay dividends; impairment charges; pandemics or other health crises, such as the COVID-19 pandemic; and other risks and uncertainties affecting the Company and HTA, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s and HTA’s Securities and Exchange Commission (“SEC”) filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, HTA’s Annual Report on Form 10-K for the year ended December 31, 2021, and future filings and reports by either company. Moreover, other risks and uncertainties of which the Company or HTA are not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by HR or HTA on their respective websites or otherwise. Neither the Company nor HTA undertakes any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

This communication relates to the proposed transaction pursuant to the terms of the Agreement and Plan of Merger, dated February 28, 2022, by and among the Company, HTA, Healthcare Trust of America Holdings, LP, and HR Acquisition 2, LLC. In connection with the proposed transaction, HTA filed with the SEC a registration statement on Form S-4 that was declared effective on June 9, 2022 and that includes a joint proxy statement of the Company and HTA and also constitutes a prospectus of HTA. The Company filed the joint proxy statement with the SEC on June 10, 2022. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, HTA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, www.healthcarerealty.com, or from HTA at its website, www.htareit.com. Documents filed with the SEC by HR will be available free of charge by accessing the Company’s website at www.healthcarerealty.com under the heading Investor Relations or, alternatively, by directing a request to the Company at communications@healthcarerealty.com or 3310 West End Avenue, Suite 700, Nashville, Tennessee 37203, telephone: 615.269.8175, and documents filed with the SEC by HTA will be available free of charge by accessing HTA’s website at www.htareit.com under the heading Investor Relations or, alternatively, by directing a request to HTA at info@htareit.com or 16435 North Scottsdale Road, Suite 320, Scottsdale, Arizona 85254, telephone 480.998.3478. The Company and HTA and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the common shareholders of the Company and HTA in respect of the proposed transaction under the rules of the SEC. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 22, 2022, and definitive proxy statement dated March 25, 2022 for its 2022 annual meeting of shareholders. Information about HTA’s directors and executive officers is available in HTA’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 1, 2022 as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 12, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the Proposed Transaction. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the Company or HTA using the sources indicated above. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Charlie Koons / Elizabeth Volpe P: (212) 333-3810 Financial Contact Kris Douglas, Chief Financial Officer P: (615) 269-8175